UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2017

INNOVIVA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number)	94-3265960 (I.R.S. Employer Identification Number)

2000 Sierra Point Parkway, Suite 500
Brisbane, California 94005
(650) 238-9600

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     OTHER EVENTS

On March 7, 2017, Innoviva, Inc. (“Innoviva” or the “Company”) issued a press release (the “Press Release”) in response to the notice of nomination made by Sarissa Capital Domestic Fund LP and certain of its affiliates (together, “Sarissa”) regarding its intention to nominate four director candidates for election to Innoviva’s Board of Directors (the “Board of Directors”) at the Company’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”) described in this Current Report on Form 8-K. A copy of this press release is filed hereto as Exhibit 99.1. The Company also posted to the Company’s website an infographic which contains information on the Company’s fiscal year 2016 financial results. A copy of this infographic is filed as Exhibit 99.2. The Company’s stockholders are not required to take any action at this time.

In light of Sarissa’s intention to nominate four director candidates for election to Innoviva’s Board of Directors at the Annual Meeting, the Company is updating the risk factors that appear under the heading “Risks Related to Ownership of Our Common Stock” in all quarterly and annual reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. The following risk factor shall be incorporated by reference into all of the Company’s registration statements under the Securities Act. Investors in our common stock should carefully consider this risk factor below as well as all other risk factors disclosed in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and the other information disclosed by us before making an investment decision.

Our business could be negatively affected as a result of the actions of activist stockholders, including a potential proxy contest at our 2017 annual meeting of stockholders (the “Annual Meeting”).

Proxy contests have been waged against many companies in the biopharmaceutical industry over the last several years.  We have been the subject of actions taken by activist stockholders.  On February 8, 2017, Sarissa Capital Domestic Fund LP and certain of its affiliates (together, “Sarissa”), which on that date reported beneficial ownership of approximately 3.9% of our outstanding common stock, delivered a notice (the “Notice”), dated February 7, 2017, to the Company indicating Sarissa’s intent to nominate four candidates to stand for election as directors at the Annual Meeting.  In the Notice, Sarissa also notified us that it would present for a vote of stockholders a proposal calling for repeal of any provision of our amended and restated bylaws in effect at the time of the Annual Meeting that was not included in our amended and restated bylaws publicly filed with the SEC on or prior to February 6, 2017.

Following a thorough review of Sarissa’s nominees by our Board of Directors and the Nominating/Corporate Governance Committee of our Board of Directors, our Board of Directors unanimously recommends that you vote for all of the Board of Directors’ nominees and against all of Sarissa’s nominees. As a result of Sarissa’s Notice, or if other activist activities ensue, the Company may be engaged in a proxy contest at the Annual Meeting. Responding to a proxy contest or other similar actions by activist stockholders would require us to incur significant professional fees (including, but not limited to, legal fees, fees for financial advisors, fees for investor relations advisors, and proxy solicitation expenses) and the time-consuming nature of any such response may significantly divert the attention of management, the Board of Directors and our employees. Further, any perceived uncertainties as to our future direction and control resulting from any proxy contest or similar actions by activist stockholders could result in the loss of potential business opportunities and may make it more difficult to attract and retain qualified personnel and business partners, any of which could adversely affect our business and operating results.

Even if we are successful in any proxy contest, including the potential proxy contest against Sarissa, our business could be adversely affected by any such proxy contest because:

•                  responding to proxy contests and other actions by activist stockholders can be costly (resulting in significant professional fees and proxy solicitation expenses) and time-consuming, disrupting operations and diverting the attention of our Board of Directors, management and employees;

•                  perceived uncertainties as to future direction may result in the loss of potential acquisitions, collaborations or other strategic opportunities, and may make it more difficult to attract and retain qualified personnel and business partners;

•                  if individuals are elected to our Board of Directors with a specific agenda, it may adversely affect our ability to effectively and timely implement our strategic plan and create additional value for our stockholders; and

•                  if individuals are elected to our Board of Directors who do not agree with our strategic plan, the ability of our Board of Directors to function effectively could be adversely affected, which could in turn adversely affect our business, operating results and financial condition.

Uncertainties related to, or the results of, such actions could cause our stock price to experience periods of volatility.

In addition, under certain circumstances arising out of or related to a proxy contest or threatened proxy contest or the nomination of directors by an activist stockholder, a change in the composition of our Board of Directors may (1) trigger the requirement that we make an offer to repurchase all of our outstanding 2.125% Convertible Subordinated Notes due 2023 (the “Notes”) at a price equal to 100% of the principal and unpaid interest on such Notes, (2) constitute a change in control under the terms of our severance plans, which provide for payment of severance if a covered executive officer is subject to an involuntary termination within 3 months prior to or 24 months after a change in control of the Company and (3) constitute a change in control under the terms of certain of the Company’s equity award grants and equity plans for its employees, and depending on the terms of the award or plan, may result in the accelerated vesting of such award.  In the event we were required to offer to repurchase all of the Notes, which as of December 31, 2016 had an aggregate outstanding principal of approximately $241.0 million, we would be required to obtain additional financing. As of December 31, 2016, we had cash, cash equivalents, and marketable securities of $150.4 million. We cannot assure stockholders that we would be able to timely obtain such financing on commercially reasonable terms, if at all. To the extent that additional capital is raised through the sale of equity or equity-linked securities, the issuance of those securities could result in substantial dilution for our current stockholders and the terms may include liquidation or other preferences that adversely affect the rights of our current stockholders. Furthermore, the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our common stock to decline and existing stockholders may not agree with our financing plans or the terms of such financings. We also could be required to seek funds through arrangements with partners or otherwise that may require us to relinquish rights to our intellectual property, our product candidates or otherwise agree to terms unfavorable to us.  The occurrence of any of the foregoing events could materially adversely affect our business

Important Additional Information and Where to Find It

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s 2017 annual meeting of stockholders (the “2017 Annual Meeting”). On March 7, 2017, the Company filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2017 Annual Meeting. Prior to the 2017 Annual Meeting, the Company will furnish a definitive proxy statement to its stockholders (the “2017 Proxy Statement”), together with a WHITE proxy card. STOCKHOLDERS ARE URGED TO READ THE 2017 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the preliminary proxy statement for the 2017 Annual Meeting and will be set forth in the 2017 Proxy Statement and other materials to be filed with the SEC in connection with the 2017 Annual Meeting.

Stockholders will be able to obtain, free of charge, copies of the 2017 Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC in connection with the 2017 Annual Meeting at the SEC’s website (http://www.sec.gov), at the Company’s website (http://investor.inva.com/sec.cfm), by email at investor.relations@inva.com or by mail at Innoviva, Inc., Attn: Investor Relations, 2000 Sierra Point Parkway, Suite 500, Brisbane, California 94005. In addition, copies of the proxy materials, when available, may be requested from the Company’s proxy solicitor, Innisfree M&A Incorporated at 501 Madison Ave, 20th Floor, New York, NY 10022 or toll-free at (888) 750-5834.

Safe Harbor for Forward-Looking Statements

This document contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to Innoviva’s engagement with Sarissa. Innoviva intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks, uncertainties and assumptions. These statements are based on the current estimates and assumptions of the management of Innoviva as of the date of this document and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Innoviva to be materially different from those reflected in the forward-looking statements. Risks affecting Innoviva are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Innoviva’s Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the SEC and available on the SEC’s website at www.sec.gov. In addition to the risks described above and in Innoviva’s other filings with the SEC, other unknown or unpredictable factors also could affect Innoviva’s results. Past performance is not necessarily indicative of future results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Innoviva assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
99.1	Press release, dated March 7, 2017
99.2	Infographic

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVIVA, INC.

Date: March 7, 2017	By:	/s/ Eric d’Esparbes
Eric d’Esparbes
Chief Financial Officer